EXHIBIT 99.1

Onto Innovation Announces Results

for Second Quarter 2022

Record revenue of $256 million, resulting in 33% growth over the same period last year

Net income of $52 million, resulting in 47% growth over the same period last year

Wilmington, Mass., August 9, 2022 – Onto Innovation Inc. (NYSE: ONTO) (“Onto Innovation,” “Onto,” or the “Company”) today announced financial results for the second quarter of 2022.

2022 Second Quarter Financial Highlights

•	Record quarterly revenue of $256 million grew 33% over the same period last year.
•	GAAP operating margin of 22% and non-GAAP operating margin of 29%, as compared to 19% and 26%, respectively, during the same period last year.
•	GAAP diluted earnings per share of $1.03 increased 45% over the same period last year.
•	Non-GAAP diluted earnings per share of $1.28 increased 39% over the same period last year.
•	Record cash balance totaled $545 million, or $10.98 per share.

2022 Second Quarter Business Highlights

•	Eleven customers pre-ordered 75 Dragonfly® G3 systems combined with new EB40™ modules to be shipped over several quarters for high-speed, all-surface wafer inspection.
•	Introduced new Echo™ opaque film metrology system with $20 million initial backlog.
•	Atlas® V OCD metrology system was qualified for R&D of 2nm devices as well as gate-all-around (GAA) structures at advanced foundry/logic customers.
•

Recognized $20 million of revenue for JetStep® lithography systems shipped in second quarter and prior quarters as a result of initial customers accepting the tool performance in their production lines.

Michael Plisinski, chief executive officer for Onto Innovation, commented, “Demand for Onto Innovation products continues to be strong. Our team’s commitment and alignment to the success of our customers is expanding our opportunities in support of several exciting industry trends including the transition to nanosheet structures, high stack 3D NAND, heterogeneous packaging, and power devices for electric vehicles.”

“To increase the depth of our customer collaborations, we are engaging with customers earlier in their planning cycle. As a result, we are able to produce more comprehensive solutions to our customers’ challenges. The EB40 module combined with the Dragonfly inspection system and the launch of the Echo metrology system were great examples of this in the second quarter.”

Onto Innovation Inc.
Key Quarterly Financial Data

(In thousands, except per share amounts)

GAAP
	July 2, 2022	April 2, 2022	June 26, 2021
Revenue	$256,310	$241,350	$193,387
Gross profit margin	52%	54%	55%
Operating income	$57,451	$58,744	$35,941
Net income	$51,575	$53,330	$35,051
Net income per diluted share	$1.03	$1.07	$0.71

NON-GAAP
	July 2, 2022	April 2, 2022	June 26, 2021
Revenue	$256,310	$241,350	$193,387
Gross profit margin	52%	54%	55%
Operating income	$73,096	$74,264	$49,652
Net income	$64,001	$65,628	$45,879
Net income per diluted share	$1.28	$1.31	$0.92

Outlook

For the third quarter ending October 1, 2022, the Company is providing the following guidance:

•	Revenue is expected to be in the range of $242 million to $258 million
•	GAAP diluted earnings per share is expected to be in the range of $0.95 to $1.16
•	Non-GAAP diluted earnings per share is expected to be in the range of $1.21 to $1.42

Webcast & Conference Call Details

Onto Innovation will host a conference call at 4:30 p.m. Eastern Time today, August 9, 2022, to discuss its second quarter 2022 financial results in greater detail. To participate in the call, please dial (888) 220-8451 or international: +1 (646) 828-8193 and reference conference ID 2312657 at least five (5) minutes prior to the scheduled start time. A live webcast will also be available at www.ontoinnovation.com.

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software. There will be a replay of the conference call available from 7:30 p.m. ET on August 9, until 7:30 p.m. ET on August 16, 2022. To access the replay, please dial (888) 203-1112 and reference conference ID 2312657 at any time during that period. A replay will also be available for one year on the Company’s website at www.ontoinnovation.com.

Discussion of Non-GAAP Financial Measures

The Company has provided in this release non-GAAP financial measures, including non-GAAP net income and non-GAAP EPS, which exclude amortization of acquisition-related intangible assets, certain acquisition-related expenses and benefits, litigation expenses and restructuring costs. Non-GAAP net income and non-GAAP EPS can also exclude certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, tax provisions/benefits related to the previous items, and significant discrete tax events.

We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

We utilize several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. More specifically, management adjusts for the excluded items for the following reasons:

Amortization of purchased intangible assets: we do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to the purchased intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of purchased intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Merger or acquisition related expenses and benefits: we incur expenses or benefits with respect to certain items associated with our mergers and acquisitions, such as transaction and integration costs, change in control payments, adjustments to the fair value of assets, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business.

Restructuring charges: we incur restructuring and impairment charges on individual or groups of employed assets, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.

Significant litigation charges or benefits and legal costs: we may incur charges or benefits as well as legal costs in connection with litigation and other contingencies unrelated to our core operations. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results.

Income tax expense: we estimate the tax effect of the items identified to determine a non-GAAP annual effective tax rate applied to the pretax amount in order to calculate the non-GAAP provision for income taxes. We also adjust for items for which the nature and/or tax jurisdiction requires the application of a specific tax rate or treatment.

From time to time in the future, there may be other items excluded if we believe that doing so is consistent with the goal of providing useful information to investors and management.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include Onto Innovation’s business momentum and future growth; the benefit to customers of Onto Innovation’s products and customer service; Onto Innovation’s ability to both deliver products and services consistent with our customers’ demands and expectations and strengthen its market position; Onto Innovation’s expectations regarding the semiconductor market outlook; Onto Innovation’s second quarter 2022 financial outlook; as well as other matters that are not purely historical data. Onto Innovation wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Onto Innovation’s control. Such factors include, but are not limited to, the length, severity and potential business impact of the COVID-19 pandemic, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; fluctuations in customer capital spending and any potential impact as a result of the novel coronavirus situation; the Company’s ability to effectively manage its supply chain and adequately source components from suppliers to meet customer demand; its ability to adequately protect its intellectual property rights and maintain data security; its ability to effectively maneuver global trade issues and changes in trade and export license policies; the Company’s ability to maintain relationships with its customers and manage appropriate levels of inventory to meet customer demands; and the Company’s ability to successfully integrate acquired businesses and technologies. Additional information and considerations regarding the risks faced by Onto Innovation are available in Onto Innovation’s Form 10-K report for the year ended January 1, 2022 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Onto Innovation’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Onto Innovation does not assume any obligation to update the forward-looking information contained in this press release.

About Onto Innovation

Onto Innovation is a leader in process control, combining global scale with an expanded portfolio of leading-edge technologies that include: Un-patterned wafer quality; 3D metrology spanning chip features from nanometer scale transistors to large die interconnects; macro defect inspection of wafers and packages; elemental layer composition; overlay metrology; factory analytics; and lithography for advanced semiconductor packaging. Our breadth of offerings across the entire semiconductor value chain helps our customers solve their most difficult yield, device performance, quality, and reliability issues. Onto Innovation strives to optimize customers’ critical path of progress by making them smarter, faster and more efficient. Headquartered in Wilmington, Massachusetts, Onto Innovation supports customers with a worldwide sales and service organization. Additional information can be found at www.ontoinnovation.com.

Source: Onto Innovation Inc.

ONTO-I

For more information, please contact:

Michael Sheaffer

+1.978.253.6273

Mike.Sheaffer@OntoInnovation.com

(Financial tables follow)

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) - (Unaudited)

	July 2, 2022	January 1, 2022
ASSETS
Current assets
Cash, cash equivalents and marketable securities	$545,000	$511,343
Accounts receivable, net	234,731	177,205
Inventories	280,613	243,108
Prepaid and other assets	25,287	16,433
Total current assets	1,085,631	948,089
Net property, plant and equipment	82,986	82,094
Goodwill and intangibles, net	565,553	593,092
Other assets	27,290	26,538
Total assets	$1,761,460	$1,649,813

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$111,205	$96,387
Other current liabilities	65,462	58,139
Total current liabilities	176,667	154,526
Other non-current liabilities	56,850	69,232
Total liabilities	233,517	223,758
Stockholders’ equity	1,527,943	1,426,055
Total liabilities and stockholders’ equity	$1,761,460	$1,649,813

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) - (Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2022	June 26, 2021	July 2, 2022	June 26, 2021
Revenue	$256,310	$193,387	$497,660	$362,666
Cost of revenue	124,183	87,931	234,510	166,741
Gross profit	132,127	105,456	263,150	195,925
Operating expenses:
Research and development	25,637	25,507	51,978	47,471
Sales and marketing	16,913	15,429	32,545	28,533
General and administrative	18,306	16,255	34,793	31,814
Amortization	13,820	12,324	27,639	24,681
Total operating expenses	74,676	69,515	146,955	132,499
Operating income	57,451	35,941	116,195	63,426
Interest income, net	661	304	1,038	665
Other expense, net	(859)	(289)	(1,063)	(1,533)
Income before income taxes	57,253	35,956	116,170	62,558
Provision for income taxes	5,678	905	11,265	3,394
Net income	$51,575	$35,051	$104,905	$59,164
Earnings per share:
Basic	$1.04	$0.71	$2.12	$1.20
Diluted	$1.03	$0.71	$2.10	$1.19
Weighted average shares outstanding:
Basic	49,617	49,193	49,525	49,105
Diluted	49,907	49,701	49,909	49,645

ONTO INNOVATION INC.

NON-GAAP FINANCIAL SUMMARY

(In thousands, except percentage and per share amounts) - (Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2022	June 26, 2021	July 2, 2022	June 26, 2021
Revenue	$256,310	$193,387	$497,660	$362,666
Gross profit	$132,121	$105,457	$263,139	$196,486
Gross margin as percentage of revenue	52%	55%	53%	54%
Operating expenses	$59,026	$55,805	$115,780	$104,960
Operating income	$73,096	$49,652	$147,360	$91,526
Operating margin as a percentage of revenue	29%	26%	30%	25%
Net income	$64,001	$45,879	$129,629	$82,218
Net income per diluted share	$1.28	$0.92	$2.60	$1.66

RECONCILIATION OF GAAP GROSS PROFIT,

OPERATING EXPENSES AND OPERATING INCOME TO NON-GAAP

GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME

(In thousands, except percentages) - (Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2022	June 26, 2021	July 2, 2022	June 26, 2021
U.S. GAAP gross profit	$132,127	$105,456	$263,150	$195,925
Pre-tax non-GAAP items:
Merger and acquisition related expenses	(6)	1	(11)	255
Restructuring expenses	—	—	—	306
Non-GAAP gross profit	$132,121	$105,457	$263,139	$196,486
U.S. GAAP gross margin as a percentage of revenue	52%	55%	53%	54%
Non-GAAP gross margin as a percentage of revenue	52%	55%	53%	54%
U.S. GAAP operating expenses	$74,676	$69,515	$146,955	$132,499
Pre-tax non-GAAP items:
Merger and acquisition related expenses	662	1,386	1,319	2,355
Litigation expenses	1,169	—	2,218	503
Amortization of intangibles	13,820	12,324	27,639	24,681
Non-GAAP operating expenses	59,025	55,805	115,779	104,960
Non-GAAP operating income	$73,096	$49,652	$147,360	$91,526
GAAP operating margin as a percentage of revenue	22%	19%	23%	17%
Non-GAAP operating margin as a percentage of revenue	29%	26%	30%	25%

ONTO INNOVATION INC.

RECONCILIATION OF GAAP NET INCOME TO

NON-GAAP NET INCOME

(In thousands, except share and per share data) - (Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2022	June 26, 2021	July 2, 2022	June 26, 2021
U.S. GAAP net income	$51,575	$35,051	$104,905	$59,164
Pre-tax non-GAAP items:
Merger and acquisition related expenses	656	1,387	1,308	2,610
Restructuring expenses	—	—	—	306
Litigation expenses	1,169	—	2,218	503
Amortization of intangibles	13,820	12,324	27,639	24,681
Net tax provision adjustments	(3,219)	(2,883)	(6,441)	(5,046)
Non-GAAP net income	$64,001	$45,879	$129,629	$82,218
Non-GAAP net income per diluted share	$1.28	$0.92	$2.60	$1.66

ONTO INNOVATION INC

SUPPLEMENTAL INFORMATION - RECONCILIATION OF THIRD QUARTER 2022

GAAP TO NON-GAAP GUIDANCE

	Low	High
Estimated GAAP net income per diluted share	$0.95	$1.16
Estimated non-GAAP items:
Amortization of intangibles	0.28	0.28
Litigation expenses	0.02	0.02
Net tax provision adjustments	(0.04)	(0.04)
Estimated non-GAAP net income per diluted share	$1.21	$1.42

####